The Companies Law 5759-1999

Public Company

ARTICLES OF ASSOCIATION

OF

XTL BIOPHARMACEUTICALS LTD.
_____________________________

3 = 60 G:\DOCS\WRAGGE2\JST\1771735\1B51802!.DOC

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION

Contents

Part A: Definitions & Interpretations

1. Definitions

2. Interpretation

Part B: The Company, its Objects and its Capital

3. The Company and its Objects
4. Capital of the Company
5. Limited Liability
6. Rights attaching to Shares
7. Shareholders
8. Changes in Share Capital
9. Special Rights; Modification of Rights
10. Consolidation, Subdivision, Cancellation and Reduction of Share Capital

Part C: The Shares

11. Share Certificates and uncertified shares
12.  Transfer of Shares
13.  Notice of Refusal
14. Call on Shares
15. Prepayment
16. Forfeiture and Surrender
17. Lien
18. Sale after Forfeiture or Surrender or in Enforcement of Lien
19. Redeemable Shares
20. Conversion of Shares into Stock
21. Decedents’ Shares

Part D: General Meetings

22. Convening a General Meeting
23. Notices to Shareholders
24. Resolutions at General Meetings
25. Voting by Proxy and in Other Manners

Part E: The Board of Directors

26. The Board of Directors, Appointment and Removal of Directors
27. Alternate Director and Corporate Representative
28. Directors Remuneration
29. Chairman of the Board of Directors
30. Convening and Conduct of Meetings of the Board of Directors
31. Notice of Meetings of the Board of Directors
32. Authority of the Board of Directors
33. Committees of the Board of Directors

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
Part F: The Managing Director and Officers

34. The Managing Director
35. The Secretary
36. Personal Interest in Transactions of the Company
37. Insurance, Release and Indemnity of Officers
38. Signature in the Name of the Company

Part G: Minutes, Registers and Books of Account

39. Minutes
40. Books and Registers of the Company
41. Information and Documents

Part H: Audit

42. Auditor

Part I:  Reserves, Distributions, Bonus Shares and Reduction of Capital

43. Reserves
44. Distribution of Dividends and Bonus Shares
45. Reduction of Capital
46. Acquisition of Securities of the Company by the Company itself

Part J:  Liquidation, Merger and Reorganisation

47. Liquidation
48. Reorganisation
49. Presumption of Delivery of Notices

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
PART A: DEFINITIONS AND INTERPRETATION

1. Definitions

In these Articles of Association, the following terms shall have the meaning appearing opposite them, unless another interpretation is expressly stated herein:

"Alternate Director"	As defined in Part E below
“Auditors”	Means the auditors for the time being of the Company or, in the case of joint auditors, anyone of them;
"Board of Directors"
The Board of Directors of the Company elected or properly appointed in accordance with the provisions of these Articles of Association or present or deemed to be present at a duly/convened meeting of Directors at which a quorum is present; any committee of the Board of Directors to the extent that any of the authorities of the Board of Directors are delegated to it; any person authorised by the Board of Directors, to the extent so authorised, for the purposes of any matter or class of matters;

"Business Day"	A day on which customer services are provided by a majority of the commercial banks in Israel and in the United Kingdom;
“CA1985”
Means the Companies Act 1985 and where the context requires, every other statute from time to time in force concerning companies and affecting the Company; (including without limitation, the Regulations)

“Chairman”	Means the Chairman (if any) of the Board or, where the context requires, the Chairman of a general meeting of the company

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION

"Companies Law"	The Companies Law, 5759 - 1999, as the same shall be amended from time to time, or any other law which shall replace that Law, together with any amendments thereto;
"Companies Ordinance"
Those sections of the Companies Ordinance [New Version] 5743 - 1983 that shall remain in force after the date of the coming into force of the Companies Law, as the same shall be amended from time to time thereafter, or any other law which shall replace those sections after the date of entry into force of the Companies Law;

"Company"	XTL Biopharmaceuticals Ltd.
"Corporate Representative"	As defined in Part E below;
“Depository”
Means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board of Directors whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles, and shall include where approved by the Board, the trustees (acting in their capacity as such) of any employees share scheme established by the Company or any other scheme or arrangement principally for the benefit of employees or those in the service of the Company and/or its subsidiaries or their respective businesses and the managers (acting in their capacity as such) of any investment or savings plan, which in each case the Board has approved.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
"Director" or "Directors"
A member or members of the Board of Directors who are elected or appointed in accordance with the provisions of these Articles of Association, including an Alternate Director and a Corporate Representative serving in such capacity at the relevant time;

"Document"	Including a printed article, photocopy, telegram, facsimile, electronic mail, web-site and any other visible of words, and any other graphic form stored in a computer or stored in any other form;
“execution”	Includes any mode of execution (and “executed” shall be construed accordingly)
"Extraordinary Transaction"
A Transaction which is not in the ordinary course of business of the Company; a Transaction which is not on market terms or a Transaction liable to have a material affect on the profitability of the Company, its assets or its liabilities; an arrangement between the Company and an Officer regarding the terms of his office and engagement, including the grant of a release from liability, insurance, and an undertaking to indemnify or an indemnity according to the Indemnity Permit.

“General Meeting”	Any general meeting of the members other than an annual general meeting in accordance with Article 22.4
“holder”
Means (in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits the members whose names are entered in the Register as the joint holders of that share;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
"Information"
Including know-how, statistics, financial statements, records of account, documents (including drafts), computer files, computer print-outs, agreements, protocols (including protocols of meetings of the Board of Directors and its committees), registers, business plans, valuations, forecasts, lists of clients, price-lists, costs, market surveys and any other similar information related directly or indirectly to the activities of the Company;

“Israeli Securities Authority”	Means the Israeli Securities Authority as established in accordance with Section 2 of the Israeli Securities Act - 5728.
“London Stock Exchange”	Means London Stock Exchange plc or other principal stock exchange in the United Kingdom for the time being on which the Ordinary Shares are listed;
"Managing Director"	The person holding this title and any person having the authority of a Managing Director, whatever his title.
"Office "or" the Offices of the Company"	The registered office of the Company at the relevant time;
"Officer"
a Director, General Manager, Chief Business Manager, Deputy General Manager, Vice General Manager, any person who holds a said position in the company even if he has a different title, and also any other manager who is directly subject to the authority of the General Manager.

“Ordinary Share”	Means an ordinary share of the Company (as defined in Article 4.1)
“Recognised Person”	Means a recognised clearing house or a nominee of a recognised investment exchange which is designated as mentioned in section 185 (4) CA 1985

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
"Reduction of Capital"	A distribution which is not a permitted distribution under the provisions of the Companies Law;
"Register"	The shareholders register together with any additional shareholders register that the Company may maintain outside Israel in England/pursuant to Article 40.3;
“Regulations”
Means the Uncertified Securities Regulations 1995 (SI 1995 No.3272) including any modifications thereof and rules made thereunder or any regulations in substitution thereof made under section 207 Companies Act 1989 for the time being in force;

“Secretary”
Means the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company including a joint, temporary, assistant or deputy secretary.

"Security"
Share, debenture, capital note, security, certificate or right entitling membership or participation in the Company or a claim from it (if issued in series), a certificate or right entitling the holder to acquire a security of the Company, in each case whether the security is in name form or bearer form including a debenture or option convertible into shares;

"Simple Majority"
A majority of those present and voting at a general meeting or meeting of the Board of Directors. The vote of any person present at a meeting as aforesaid who does not vote or abstains from voting with respect to any matter on the agenda shall not be included in the number of votes cast;

"Surplus Account"	The profits of the Company as appearing in the books of accounts of the Company;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
"These Articles of Association" or "The Articles of Association"	These Articles of Association, as they shall be amended from time to time by the General Meeting;
"Transaction"	A contract or an agreement or a unilateral decision to bestow a right or some other benefit;
“United Kingdom”	Means Great Britain and Northern Ireland;
“writing” or “written”	Means and includes printing, typewriting, lithography, photography and any other modes or mode or representing or reproducing words in a legible and non-transitory form;
"Year" or "Month"	According to the Gregorian calendar;

2. Interpretation

2.1 Subject to the provision of Article 1 above, and unless the context expressly requires some other interpretation, the terms defined in the Companies Law or in the Companies Ordinance, as the case may be, shall bear the same meaning in these Articles of Association; words in the singular shall include the plural and, vice versa; masculine terms shall include the feminine gender, and words indicating individuals shall include corporations.

2.2 Any Article in these Articles of Association which provides for an arrangement which differs in whole or in part from any provision in the Companies Law or the Companies Ordinance, as the case may be, which can be stipulated against, amended or added to, in whole or with regard to specific matters or within specific limitations, in accordance with any law, shall be considered a stipulation against the provision of the Companies Law or Companies Ordinance, as the case may be, even if the actual stipulation is not specified in the said Article, and even if it is expressly stated in the Article (in whatever form) that the effectiveness of the Article is subject to the provisions of any law.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
2.3 In the event of a contradiction between any Article and the provisions of any law that may not be stipulated against, amended or added to, the provisions of the said law shall prevail, provided that nothing thereby shall nullify or impair the effectiveness of these Articles or any other Article therein.

In interpreting any Article or examining its effectiveness, the interpretation shall be given to that Article which is most likely to achieve its purpose as appearing therefrom or as appearing from the other Articles included within these Articles of Association.

PART B: THE COMPANY, ITS OBJECTS AND ITS CAPITAL

3.  The Company and its Objects

3.1 The Company is a public company.

3.2 The objects of the Company shall be that it may undertake any lawful activity.

3.3 The Company may contribute reasonable amounts for any suitable purpose or categories of purpose even if such contributions do not fall within business considerations of the Company. The Board of Directors may determine the amounts of the contributions, the purpose or category of purposes for which the contribution is to be made, and the identity of the recipients of any contribution.

3.4 The Company may at any time undertake any kind of business activity which is permitted to the Company under the terms of these Articles, expressly or by implication, and may refrain from these activities, whether or not the Company has commenced that kind of business activity, all in the absolute discretion of the Board of Directors.

4. Capital of the Company
4.1 The authorised share capital of the Company at the date of the adoption of these Articles is NIS 6,000,000 (Six Million New Israel Shekalim) divided into 300,000,000 (Three Hundred Million) Ordinary Shares, nominal value NIS 0.02 .

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
5. Limited Liability

5.1 The liability of the shareholders of the Company for the indebtedness of the Company shall be limited as follows:

5.2 If the shares of the Company have a nominal value, the liability of each shareholder for the indebtedness of the Company is limited to payment of the nominal value and any premiuim thereon of the shares of that shareholder.

5.3 If at any time the Company shall issue shares with no nominal value, the liability of the shareholders shall be limited to payment of the amount which the shareholders should have paid to the Company in the respect of each share according to the conditions of issue.

6. Rights attaching to the Shares

6.1 The shares of the Company shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

6.2 Unless these Articles provide otherwise, all of the shares shall carry equal rights for all purposes, and each share shall vest in the holder thereof the right:

6.2.1 to receive an invitation to and to participate in each general meeting of the Company, annual or special, and the right to one vote in respect of each share held in every vote at each general meeting of the Company in which he participates provided that the share is owned by the shareholder on the date upon which it is resolved to convene the General Meeting in question;

6.2.2 to receive dividends (if and to the extent distributed), the right to receive bonus shares (if and to the extent distributed) - in each case in accordance with the number of shares and the nominal value of the shares that he holds on the date upon which it is resolved to distribute the dividend or bonus shares or other distribution (as the case may be) or at such later date as shall be provided in the resolution in question;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
6.2.3 to participate in the distribution of any surplus assets of the Company upon liquidation.

6.3 Reserved.

6.4 Reserved.

6.5 Subject to the provisions of any law, if any, the Company (acting through the Board of Directors) may issue shares, whether included within the original capital of the Company or as a result of an increase in capital, with rights that are superior or inferior to the outstanding shares, or may issue shares which are preferred or subordinated with regard to distributions, voting rights, the right to repayment of capital or in connection with any other matter, all as the Company shall determine from time to time.

6.6 If at any time the share capital is divided into different classes of shares, the General Meeting may, unless the terms of issue of that class of shares provide otherwise, amend, convert, expand, add to or otherwise alter the rights, preferences, limitations and directions relating to those shares (or which do not relate at such time to one of the classes), provided that the holders of the class of shares that have been issued and whose rights will be affected thereby agree thereto at a meeting of the holders of the shares of the said class.

6.7 The special rights of the holders of any shares or class of shares that have been issued, including shares issued with preferred rights or other special rights, shall not be deemed to have been altered or impaired as a result of the creation or issue of additional shares of equal rank or as a result of the cancellation of authorised share capital of the same class which have not yet been issued, unless it is otherwise specified in the conditions of issue of those shares.

6.8 The consolidation or division of the share capital of the Company shall not be deemed to amend the class rights attaching to the shares which are the subject of such consolidation or division.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
6.9 The provisions of these Articles with respect to General Meetings shall apply to all meetings of any class of shareholders, mutatis mutandis.

6.10 Subject to any special provisions in this regard contained in these Articles and to any relevant authority of the Company in general meeting required by CA1985 or by the Companies Law, the unissued shares forming part of the authorised share capital of the Company shall at all times be under the control of the Board of Directors, which shall be entitled to issue or otherwise deal with them, in favour of such persons, for cash or other non-cash consideration, upon such terms and conditions and at such times as the Board of Directors shall deem fit. The Board of Directors shall have full authority to issue a demand for payment in respect of any shares at such times, for such period and for such consideration as the Board of Directors shall deem fit, and to grant any person the right to demand that any shares be issued to him at such times, for such period and for such consideration as the Board of Directors shall determine in its absolute discretion.

6.11 Subject to Article 9.1 below, the Board of Directors of the Company may resolve to issue shares without nominal value. In the event that shares are issued without nominal value, only the number of such shares shall be fixed in the Articles of Association and the provisions of the Companies Law regarding the conversion of shares with a nominal value to shares with no nominal value or the provisions of these Articles of Association dealing with authorised or issued capital shall apply, mutatis mutandis.

6.12 The Board of Directors of the Company may pay brokerage, underwriting or agents fees in connection with any issue of securities of the Company, in such a manner as the Board of Directors shall determine, and subject to the provisions of any law.

6.13 Subject to the provisions of the Companies Law, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of three quarters in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
7. Shareholders

7.1  A shareholder (“Shareholder”) is any one of the following:

(1) a person to whose credit a share is registered with a stock exchange shareholder, and that share is included among the shares registered in the name of a registration company in the register of the Company’s shareholders (“Shareholders Register”);

(2) a person registered as a shareholder in the shareholders Register in accordance with Part C [Share Certificates/Uncertified Shares]

(3) a person who holds a share certificate.

7.2 Unless otherwise specified in any law or in these Articles, the Company shall be entitled to treat the registered holder of any share, including a shareholder holding a share on trust, as the absolute owner, and accordingly shall not be required to recognize any claim on the part of any person on the basis of any equitable right or on any other basis in relation to such share, or in relation to any benefit therein on the part of any other person unless an order to this effect has been given by a court of competent jurisdiction.

7.3 The Board of Directors of the Company may, from time to time, settle procedures in connection with determining the identity of shareholders and in connection with the manner in which any right, benefit, asset or amount should be transferred to or distributed among them, including, without limitation, with respect to the distribution of dividends or bonus shares, and with respect to the grant of any right, asset or other benefit to the shareholders of the Company in their capacity as such. Any monies, bonus shares, rights or property of any kind that are transferred to a shareholder (including to his agent, attorney or to any other person that the shareholder directs) whose identity has been authenticated in accordance with the procedures as aforesaid shall be deemed settlement in full and release of the indebtedness of the Company towards any person claiming a right to such payment, transfer, distribution or grant of right, as the case maybe.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
8. Changes in Share Capital

8.1 The General Meeting of the Company may, from time to time, by resolution requiring the approval of shareholders holding a majority of the voting rights in the Company, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

8.2 Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

8.3 The General Meeting of the Company may, from time to time, cancel any of its unissued authorised share capital, unless there is any outstanding obligation on the part of the Company, including a conditional obligation, to issue the shares.

8.4 Subject to the provisions of any law and the provisions of these Articles, the Company shall be entitled, from time to time, to cancel any issued share capital.

9. Special Rights; Modifications of Rights

9.1 Subject to the provisions of these Articles, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by resolution requiring the approval of shareholders holding a majority of the voting rights in the Company present at such shareholders meeting, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

9.2 The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more shareholders present in person or proxy and holding not less than one-third of the issued shares of such class.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
9.3 Unless otherwise provided by these Articles, the enlargement of an authorized class of shares , or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 9, to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

9.4 Subject to the terms of issue or of rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the reduction of the capital paid up on such shares or by the purchase or redemption by the Company of its own shares in accordance with the provisions of these Articles.

10. Consolidation, Subdivision, Cancellation and Reduction of Share Capital

10.1 The Company may, from time to time, by resolution requiring the approval of shareholders holding a majority of the voting rights in the Company present at such shareholders meeting (subject, however, to the provisions of applicable law):

10.1.1consolidate and divide all or any of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares,

10.1.2 subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by these Articles.

10.1.3 cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled, or

10.1.4 reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
10.2 Subject to the provisions of these Articles, with respect to any consolidation of issued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

(i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

(ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purpose of implementing the provisions of this sub-Article 10.2.

PART C: THE SHARES

11.   Share Certificates

11.1.1 Share certificates shall be signed by authorised signatories designated by the Board of Directors, together with the name of the Company in printed form or rubber stamp.

11.1.2 Each shareholder whose name appears in the Register shall be entitled to receive one share certificate in respect of the shares registered in his name, or, if the Board of Directors so authorises (and after payment of the amount which the Board of Directors shall determine from time to time) to a number of share certificates, each one in respect of one or more of these shares; each share certificate shall indicate the name of the shareholder, the number of shares in respect of which it has been issued, and additional particulars that shall be determined by the Board of Directors.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
11.1.3 A certificate in respect of a share registered in the names of two or more persons shall be delivered, to the person whose name appears first on the Register from among the names of the joint owners.

11.1.4 If a certificate is lost or damaged, or a shareholder holding more than one certificate representing the same class of shares and wishes to combine them into one certificate, the Board of Directors may issue a new certificate in its place, provided that that the original certificate is presented to and destroyed by the Board of Directors, or it is proved to the satisfaction of the Board of Directors that the certificate has been lost or destroyed, and the Board of Director receives security satisfactory to it in respect for any possible damage, in each case against payment if a requirement for such a payment is imposed.

11.1.5 The Company shall not issue shares other than shares that are paid in full. Shares shall be deemed to have been paid in full if the full amount of the nominal value and any premium thereon has been paid, in accordance with the terms of issue of the shares.

11.1.6  No certificate shall be issued representing shares held by a Recognised Person.

11.2   Uncertified shares

11.2.1   Notwithstanding anything in these Articles to the contrary any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertified form and converted from uncertificated form to certificated form in accordance with the Regulations and practices instituted by the operator of the relevant system. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:
11.2.1.1   the holding of shares in uncertificated form;
11.2.1.2   the transfer of title to shares by means of a relevant system; or
11.2.1.3   any provision of the Regulations

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
11.2.2   Without prejudice to the generality and effectiveness of the foregoing:
11.2.2.1   Article 11.1 and 12 shall not apply to uncertificated shares and any reference to registering a transfer of a share in Article 12 shall apply in relation to such shares as if the reference therein to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirments of the relevant system;
11.2.2.2   without prejudice to Article 12 in relation to uncertified shares, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system;
11.2.2.3   references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirment to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to Article 11.2.2.11 below;
11.2.2.4   for the purposes referred to in Article 21 a person entitled by transmission to a share in uncertificated from who elects to have some other person registered shall either:
(i) procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or
(ii) change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;
11.2.2.5  the Company shall enter on the Register the number of shares which are held by each member in uncertificated form and in certificated form and shall maintain the Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings;
11.2.2.6  a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;
11.2.2.7  for the purposes referred to in Article 11.2.1 the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;
11.2.2.8  for the purposes of Article 44, any payment in the case of uncertificated shares may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and for the purposes of Article 44 the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
11.2.2.9 subject to CA 1985 and the Regulations the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Article 43 shall be construed accordingly;
11.2.2.10 the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 11.2 and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 11.2;
11.2.2.11 the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under CA 1985 or these Articles or otherwise in effecting any actions including permitting shares to be transferred to a Depository for the purposes of facilitating trading of interest in shares within the relevant system in accordance with the Regulations; and
11.2.2.12 the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

11.2.3 Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of CA 1985 or the rules made and practices instituted by the operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the operator of the relevant system) shall include the right to:
11.2.3.1 request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or
11.2.3.2 require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
11.2.3.3 appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect a transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or
11.2.3.4 transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Register in respect of that share as a transferred share; and/or
11.2.3.5 otherwise rectify or change the Register in respect of that share in such manner as may be appropriate; and
11.2.3.6 take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

11.2.4 For the purposes of this Article 11:
11.2.4.1 words and expressions shall have the same respective meanings as in the Regulations;
11.2.4.2 references herein to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit; and
11.2.4.3 “cash memorandum account” means an account so designated by the operator of the relevant system.

12. Transfer of Shares

12.1 Subject to such of the restrictions of these Articles as may be applicable, each member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
12.2         The Board may, in its absolute discretion and without giving any reason, refuse to register any transfer of a share (or renunciation of a renounceable letter of allotment) unless:
12.2.1   it is in respect of share which is fully paid up;
12.2.2   it is in respect of only one class of shares;
12.2.3   it is in favour of a single transferee or not more than four joint transferres;
12.2.4   it is duly stamped (if so required); and
12.2.5   it is delivered for registration to the Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor or person renouncing and the due execution of the transfer or renunciation by him or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so; provided that the Board shall not refuse to register any transfer or renunciation of partly paid shares which are listed on the London Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.

13. Notice of refusal

13.1 If the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected or actual fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

14. Calls on Shares

14.1 The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon shareholders in respect of any sum which has not been paid up in respect of shares held by such shareholders and which is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
14.2 Notice of any call for payment by a shareholder shall be given in writing to such shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a shareholder, the Board of Directors may in its absolute discretion, by notice in writing to such shareholder, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

14.3 If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 13, and the provisions of these Articles with regard to calls and the non-payment thereof shall be applicable to such amount and the non-payment thereof.

14.4 Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

14.5 Any shareholder on whom a call is made shall remain liable to pay all calls notwithstanding the subsequent transfer to a third party of the shares in connection to which the call was made.

14.6 Any amount called for payment which is not paid when due shall bear interest from the date fixed for until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe. In addition, all shareholder rights belonging to the shareholder who has not paid following a call shall be suspended until any amount called for payment, or installment thereof approved by the Board of Directors, has been paid.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
14.7 Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.

15. Prepayment

With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

16. Forfeiture and Surrender

16.1 If any shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors, may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorneys' fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

16.2 Upon the adoption of a resolution as to the forfeiture of a shareholder's share, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
16.3 Without derogating from any other provision under these Articles, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

16.4 The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

16.5 Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

16.6 Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, and shall return all relevant share certificates to the Company immediately. However, such shareholder shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 13.6 above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.

16.7 The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.

17. Lien

17.1 Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
17.2 The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

17.3 The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder in respect of such share (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

18. Sale after Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Shareholders Register in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Shareholders Register in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

19. Redeemable Shares

19.1 The Company may, subject to applicable law, issue redeemable shares and redeem the same.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
19.2 Where a power is reserved to purchase redeemable shares: (i) unless a tender or partial offer is made to all holders of the class of securities on the same terms, the purchase must be limited to a maximum price which, in the case of purchasers through the market of redeemable shares other than those that are normally brought and traded by a limited number of investors who are particularly knowledgeable in investment matters, must not exceed five percent (5%) above the average market value for ten (10) consecutive business days before the purchases; and (ii) if purchases are made by tender, tenders must be available to all shareholders on equal terms..

20. Conversion of Shares into Stock

20.1 Subject to the provisions of Articles 9.2 hereof, the Board of Directors may, with the sanction of the shareholders previously given by resolution requiring the approval of shareholders holding a majority of the voting rights in the Company present at such shareholders meeting, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

20.2 The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might have been transferred prior to conversion, or as near thereto as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

20.3 The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

20.4 Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "shareholder") therein shall include "stock" and "stockholder."

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
21. Decedents' Shares

In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 20.2 have been effectively invoked.

Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

PART D - GENERAL MEETINGS

22. Convening a General Meeting

22.1 An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

22.2 Unless otherwise expressly directed by a court of competent jurisdiction, the provisions of these Articles shall apply, with such changes as shall be required in the circumstances, to the convening, conduct and proceedings of a General Meeting convened by order of a court of competent jurisdiction and of a General Meeting lawfully convened other than by the Board of Directors, and to any vote at such meeting.

22.3 Subject to the provisions of the Companies Law, each General Meeting shall be convened at such place as the Board of Directors shall direct, or, if the Board of Directors does not direct a location for convening the meeting, at such place as the Chairman of the Board of Directors shall direct. If no location for the convening of the meeting is specified by the Board of Directors or by the Chairman of the Board of Directors, the meeting shall convene at the Offices of the Company.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
22.4 All General Meetings other than Annual General Meetings shall be called "Special Meetings." The Board of Directors shall convene a Special Meeting in accordance with a resolution of the Board of Directors, and also at the request of each of the following:

(a) two Directors or 25% of the number of Directors then in office;

(b) one or more shareholders holding at least 5% of the issued share capital and at least 1% of the voting rights of the Company;

(c) one or more shareholder holding at least 5% of the voting rights of the Company.

22.5 The agenda for a General Meeting shall be determined by the Board of Directors and shall include also the matters in respect of which the convening of the General Meeting was requested. One or more shareholder holding at least 1% of the voting rights at a General Meeting may request the Board of Directors to include a matter on the agenda for a General Meeting that is to be convened in the future, provided that the matter is within the scope of the shareholders powers as set out in Section 57 of the Companies Act.

22.6 At a General Meeting, only matters included on the agenda shall be brought to a vote.

23. Notices to Shareholders

23.1 Notice of a General Meeting shall be delivered at least 21 days prior to the date for convening of the meeting (but not more than 45 days before such date) to each of the shareholders registered in the Register, in the manner specified in these Articles.

23.2 The notice of the General Meeting shall specify the date and place of convening the meeting, the agenda, reasonable details of the matters to be discussed at the meeting and arrangements for voting by proxy if the matters on the agenda for the meeting include matters in respect of which shareholders may vote by proxy under any law or in accordance with these Articles. If the agenda for the meeting includes a proposal to amend these Articles, the text of the proposed amendment shall be specified.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
23.3 If the Company has reason to believe that an address provided by a shareholder is no longer that shareholder's address, the shareholder shall be deemed not to have provided the Company with an address in each of the following instances:

(a) If the Company has sent the shareholder a letter by registered mail to that address, requiring the shareholder to confirm that the said address is still his address or to notify the Company of a new address and the Company has not received a reply within 60 days from the date of delivery of the said letter by the Company to the post office.

(b) If the Company has sent a letter by registered mail to the shareholder at the said address and the Postal Service - whether or not the Postal Service has returned the letter - has notified the Company that the letter was not delivered to the shareholder at the said address since he is not known at the said address or for any other similar reason.

22.4 Subject to the provisions of any law:

(a) the Company may deliver any notice and any document to a shareholder by hand or by mail to the address which the shareholder has provided to the Company;

(b) the Company may deliver any notice and any document to a shareholder by delivering the same to him in any other manner in writing, unless prohibited by law;

(c) confirmation in writing signed by an Officer of the Company regarding the delivery of a document or the service of notice in any of the manners specified above shall be deemed prima facie evidence of every matter contained therein;

(d) notice of a General Meeting shall be delivered in one of the manners specified above to each person who has the right to a share as a result of the death, bankruptcy or liquidation of a shareholder and who, but for any of the aforesaid circumstances, would have been entitled to receive notice of the General Meeting.

(e) Notwithstanding anything contained in this Article 22.4 above, the Company may in lieu of sending separate notices to all the shareholders as set forth above, deliver notice to its shareholders by way of publishing a notice, in English, simultaneously in one widely available national newspaper in the United Kingdom and one widely available national newspaper in Israel. Such notice shall include all the details required by these Articles and by the applicable law for the convening of a shareholders meeting. Delivery of a notice by way of publishing in the newspapers as set forth above shall be deemed for all purposes as appropriate notice to the shareholders as required by these Articles.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
23.5 Each shareholder may waive his right to receive notice or his right to receive a notice at any specified time, and may agree that a General Meeting be convened and decisions taken thereat even though he has not received notice of the meeting or has not received notice within a specified time, in each case subject to the provisions of any law prohibiting a waiver or agreement of this nature.

23.6 The Company may give notice to joint holders of any share by notice to the joint holder whose name is first recorded on the Register with respect to that share.

23.7 The validity of any resolutions carried at a General Meeting shall not be affected if the Company, by oversight, has not sent a notice of the convening of the meeting to a shareholder entitled to receive written notice of the convening the meeting, or has sent an incomplete or incorrect notice regarding the convening of the meeting or its agenda, or has not served a notice as aforesaid to the shareholder or has delayed in sending or delivering the said notice.

23.8 Any document or notice delivered by the Company in accordance with the provisions of these Articles shall be deemed to have been properly served notwithstanding the death, bankruptcy or liquidation of that shareholder (whether or not the Company knew of the circumstance) so long as no other person has been registered in his place as shareholder in the Register, and delivery or service as aforesaid shall be deemed sufficient for all purposes with respect to any person who claims to be entitled to the shares in question.

24. Resolutions at General Meetings

24.1 No discussion shall be commenced at a general meeting unless a quorum is present at the commencement of the meeting. Other than where a different rule is provided in these Articles or by any law or by a court of competent jurisdiction, a quorum shall be two or more shareholders present in person or by proxy or by written proxy, who hold an aggregate of at least one third (1/3) of the voting rights in the Company

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
24.2 If half an hour after the time set for the General Meeting no quorum is present, the meeting shall automatically be adjourned until the same day and same time one week thereafter, at the same place fixed for the original meeting (with no need for any notice to the shareholders) or until such other later time if such time is specified in the original notice convening the General Meeting, or if the Company serves notice to the shareholders no less than 72 hours before the date fixed for the adjourned meeting.

24.3 If at an adjourned meeting there is no quorum present half an hour after the time set for the meeting, any number participating in the meeting shall represent a quorum and shall be entitled to discuss the matters set down on the agenda for the original meeting.

24.4 Notwithstanding any other provision in these Articles, if the convening of a special meeting is demanded other than by resolution of the Board of Directors of the Company, the adjourned meeting shall take place only if there are present at least two shareholders holding voting rights in an amount no less than the amount required in order to constitute a quorum at the original meeting. If there is no quorum as aforesaid at the adjourned meeting, the meeting shall not be adjourned to another date and all of the proposed resolutions on the agenda shall be deemed to have been rejected by the meeting.

24.5 The Chairman of the Board of Directors of the Company shall act as Chairman of every General Meeting of the Company. If there is no Chairman of the Board of Directors of the Company and the Board of Directors has not determined that another individual shall act as Chairman of the meeting as aforesaid, or if the proposed Chairman is not present fifteen minutes after the time set for the meeting, or if that person does not wish to act as Chairman of the meeting, the shareholders present at the meeting shall themselves or by their proxies elect a shareholder or a proxy present at the meeting to act as Chairman of the meeting.

24.6 The Chairman of the meeting may, with the agreement of a meeting at which a quorum is present, postpone the meeting from time to time and from place to place, and he must postpone the meeting as aforesaid if the meeting directs him to do so. At a resumption of the meeting that has been adjourned as aforesaid, only those matters shall be discussed which were on the agenda of the original meeting and the discussion of which was not completed or commenced. There shall be no need to give any notice regarding the resumption of the adjourned meeting and regarding the matters on the agenda of the adjourned meeting.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
24.7 A resolution at a General Meeting shall be carried by a vote of the shareholders present and voting at the meeting, in person or by proxy. Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by a majority of the members present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

24.8 Unless otherwise set forth in these Articles or required by Law, each resolution of the General Meeting shall be carried by a simple majority.

24.9 Each share shall entitle the holder thereof to one vote for each share which belongs to him and to which a voting right is attached without regard to the nominal value of that share, unless the terms of issue of the share provide otherwise.

24.10 The announcement by the Chairman that a resolution has been carried unanimously or by a certain majority or has been rejected shall be prima facie evidence of that fact. An announcement as aforesaid and a notification to this effect that has been recorded in the minute books of the Company shall be prima facie evidence of the matter stated therein and there shall be no need to prove the number of votes or the proportion of the votes cast in favour or against the proposed resolution.

25. Voting by Proxy and in Other Manners

25.1 A resolution may be adopted at a General Meeting without notice and without the meeting having been duly convened, provided that the resolution is carried unanimously by the shareholders entitled to vote at the General Meeting.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
25.2 A corporation which is a shareholder in the Company may authorise an Officer in the corporation to be its representative at any meeting of the Company. A person authorised as aforesaid shall be entitled to make use, on behalf of the corporation that he represents, of the same powers which the corporation itself could have used if it was an individual shareholder in the Company.

25.3 A shareholder who is a minor and a shareholder who has been declared legally incompetent by a court of competent jurisdiction may vote only through his guardian, and the said guardian may vote by proxy.

25.4 In the case of joint owners of a share, the vote of the principal joint owner shall be accepted by the Company, whether given in person or by proxy, and the vote of the remaining joint owners shall not be accepted. For the purpose of this Article, the principal joint owner shall be deemed to be the shareholder whose name first appears in the Shareholders Register with respect to the relevant shares.

25.5 A shareholder may appoint a proxy to vote in his place and the proxy need not be a shareholder in the Company. The appointment of a proxy shall be in writing signed by the person making the appointment or by an attorney authorised for this purpose, and if the person making the appointment is a corporation, by a person or persons authorised to bind the corporation.

25.6 The document appointing the proxy to vote (the "Appointment") and power of attorney (if any) pursuant to which the Appointment has been signed, or a copy thereof certified to the satisfaction of the Board of Directors, shall be deposited in the Office or at such other address as shall be specifiedin the notice of the meeting not less than 48 hours before the time of the meeting at which the person specified in the Appointment is due to vote.

25.7 A shareholder holding more than one share may appoint more than one proxy, subject to the following provisions:

(a) The Appointment shall indicate the class and number of shares in respect of which it is given;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
(b) If the number of the shares of any class specified in the Appointments that have been given by one shareholder exceeds the number of shares of that class held by him, all of the Appointments given by that shareholder shall be void;

(c) If only one proxy is appointed by the shareholder and the Appointment does not indicate the number and class of shares in respect of which it is given, the Appointment shall be deemed to have been given with respect to all of the shares owned by the shareholder at the time for determining the entitlement to participate and vote in the meeting (if the Appointment is given for a specific meeting) or in respect of all of the shares held by the shareholder at the date of depositing the Appointment with the Company or on the date of delivery to the Chairman of the meeting, as the case may be. In the event that an Appointment is given with respect to a number of shares less than the number of shares held by the shareholder, the shareholder shall be deemed to have abstained from voting with respect to the remainder of the shares that he owns and the Appointment shall be valid with respect to the number of shares specified therein.

25.8 Each appointment of a proxy, whether for a specific meeting or otherwise, shall, to the extent that the circumstances permit, be substantially in the following form (or such other form as shall be approved by the Board of Directors):

I, ________ (I.D. Number/Company Number ________) of ____________________, in my capacity as shareholder in ______________ Limited, hereby appoint ________, (I.D. Number/Company Number ______________) of ____________________, or in his/her absence, ______________, (I.D. Number/Company Number ______________) of ______________, to vote on my behalf and in my name with respect to ________ Class __ shares held by me at the (annual/special) meeting of the Company that shall be held on the ___ day of ________, and at any adjournment of such meeting.

In witness whereof I have signed hereon this ___ day of ________.

____________________
Name and Signature

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
25.9 A vote cast pursuant to an Appointment appointing a proxy shall be valid notwithstanding the death of the person making the Appointment or the cancellation of the power of attorney or the transfer of the share in respect of which the vote is cast as aforesaid, unless notice in writing of the death, cancellation or transfer as aforesaid has been received in the Offices of the Company or by the Chairman of the meeting, by the time of the vote.

PART E: THE BOARD OF DIRECTORS

26. The Board of Directors, Appointment and Dismissal of Directors

26.1 Until such time as the General Meeting decides otherwise, the number of members of the Board of Directors shall be not less than five (5) and not more than twelve (12).

26.2 The Directors of the Company shall be appointed by a simple majority of the shareholders at a duly convened General Meeting for a term of office which, unless terminated earlier as set forth in there Articles, shall expire upon the closing of the next Annual General Meeting. All the Director’s term of office shall expire upon the closing of the next General Meeting appointing Directors of the Company.

26.3 A Director may be removed from office by a simple majority of the shareholders of the Company at a duly convened General Meeting.

26.4 A Director who has been appointed or removed from office in accordance with these Articles shall commence his duties or shall cease to serve as Director, as the case may be, on the effective date of the closing of the General Meeting appointing or removing such Director as applicable.

26.5 In addition to the Directors who shall be appointed by written notice as aforesaid, the Board of Directors of the Company may at its discretion appoint additional Directors, provided that the number of members of the Board of Directors after such appointment shall not exceed the maximum number of Directors fixed in these Articles.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
26.6 A Director appointed by the Board of Directors shall commence his duties on the date fixed by the Board of Directors and such office shall expire, unless terminated earlier in accordance with these Articles, upon the closing of the next Annual General Meeting of the Company

26.7 Subject to the provisions of any law, a Director who has ceased to act as Director is eligible to be re-appointed.

26.8 Subject to the provisions of any law, the office of a Director shall be vacated (including the office of an Alternate Director and a Corporate Representative as defined in Article 26.5 below) automatically in each of the following events:-

(a) upon his death;

(b) if he is declared to be legally incompetent;

(c) if he is declared bankrupt, and if the Director is a corporation, if a liquidator, receiver, special manager or trustee (in each case temporary or permanent) is appointed for the corporation or its assets within the context of a creditors scheme of arrangement or an order of stay of proceedings;

(d) if he resigns from office by written notice to the Company, to the Chairman of the Board of Directors or to the Board of Directors, in which case the office of the Director shall be vacated on the date of service of notice or at such later date as is specified in the notice as the effective date of resignation;

(e) if his period of office has terminated in accordance with the provisions of these Articles;

(f) if the Director is convicted in a final judgment of an offence of a nature which disqualifies a person from serving as a company director;

(g) if a court of competent jurisdiction decides to terminate his office in a decision or judgment for which no stay of enforcement granted.

26.9 Notwithstanding anything stated in these Articles, the appointment of a Director, an Alternate Director or a Corporate Representative, as the case may be, (together "the Appointee") shall not come into effect before the Appointee has delivered to the Company a notice in writing in which the Appointee declares that he is lawfully competent to be appointed as a Director of the Company and that he agrees to be appointed as Director of the Company. The notice shall include the personal details of the Appointee for entry into the register of Directors of the Company (“Register of Directors”) of the Company and any other particulars required by law. The form of the aforesaid notice shall be set down by the Board of Directors from time to time and may be in the form of an affidavit prepared and authenticated in accordance with the law.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
26.10 If any Director is not appointed, or if the appointment of any Director does not come into force, or if the office of Director becomes vacant, the remaining Directors may act in any manner provided that their number does not fall below the minimum number specified in these Articles. If the number of Directors falls below the minimum number as aforesaid, the Directors shall not be able to act other than in emergencies, or for the purpose of convening a General Meeting, or for the purpose of the appointment of additional Directors by the Board of Directors.

26.11 A corporation is fit to act as a Director and as an Alternate Director of the Company.

27. Alternate Director and Corporate Representative

27.1 A Director may at any time appoint an alternate ("the Alternate Director"), who is fit to serve as Director of the Company (other than a person as aforesaid who at that time is serving as a Director, an Alternate Director of another Director or as an individual serving as a "Corporate Representative", as defined in Article 26.5 below). So long as the appointment of the Alternate Director remains in force, the Alternate Director alone is entitled to participate in any meeting of the Board of Directors and he shall have all of the duties, rights and authorities (other than the authority to appoint an alternate for himself) which the Director who appointed him has, but without thereby limiting the liability under any law of the Director who appointed him.

27.2 An Alternate Director may not serve as an alternate or Corporate Representative of more than one Director.

27.3 The appointment of an Alternate Director and the cancellation thereof shall be by written notice that the appointing Director shall deliver to the Company. The appointment and cancellation of appointment shall come into effect on the date of delivery of the notice to the Company or the date specified in the notice, whichever shall be later.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
27.4 A Director who appoints an Alternate Director may at any time cancel the appointment. In addition, the office of Alternate Director shall be vacated whenever the Alternate Director shall notify the Company in writing of his resignation from office as Alternate Director, with effect from the date of his notice or whenever the Director who has appointed the Alternate Director ceases to be a Director of the Company for whatever reason.

27.5 A corporation which acts as Director or Alternate Director shall appoint an individual who is qualified to be appointed as a Director of the Company to act on its behalf on the Board of Directors (the "Corporate Representative").

27.6 The appointment of a Corporate Representative and the cancellation thereof shall be by notice in writing which the appointing corporation shall deliver to the Company, and shall come into effect on the date of service of notice to the Company or on the date specified in the notice, whichever shall be later.

27.7 The appointing corporation shall not be entitled to the rights or authorities of a Director at a time at which the corporation has no validly appointed Corporate Representative.

28. Directors Remuneration

Subject to any approval required by law, a Director shall be entitled to receive from the Company director's remuneration, a benefit, and reimbursement or payment on account of expenses.

29. Chairman of the Board of Directors

29.1 The Board of Directors may appoint one of the Directors to act as Chairman of the Board of Directors, and may remove the Chairman of the Board of Directors and appoint another person in his place. The Chairman of the Board of Directors shall not have a casting vote at meetings of the Board of Directors.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
29.2 The Chairman of the Board of Directors may, from time to time by written notice to the Company, appoint another Director to act as a Deputy Chairman of the Board of Directors, to dismiss the Deputy Chairman and to appoint another in his place, provided that the tenure of the Deputy Chairman of the Board of Directors shall not cease even if the person who appointed him ceases to act as Chairman of the Board of Directors or as a Director, unless the Board of Directors decides otherwise. If the Chairman of the Board of Directors is not present 15 minutes after the beginning of a meeting of the Board of Directors, or if he does not wish to sit as Chairman of the meeting, the Deputy Chairman shall conduct the meeting and may exercise all of the authorities vested in the Chairman of the Board of Directors and shall have all of his powers, rights and authorities under these Articles and by law.

29.3 The Chairman of the Board of Directors shall have all of the powers, rights and authorities granted to him under these Articles or by law. Without prejudice to the generality of the aforesaid, the Chairman of the Board of Directors shall have all power and authority necessary in order to carry out his functions and to exercise his rights and authorities in an efficient manner, including the authority to act in the name of the Company and on its behalf in the matters referred to above and to give directions to the Managing Director of the Company and to employees and consultants of the Company for this purpose.

29.4 If both the Chairman of the Board of Directors and the Deputy Chairman are absent 15 minutes after the beginning of a meeting of the Board of Directors, or they do not wish to act as Chairman, or no Chairman of the Board of Directors has been appointed for the Company, the Board of Directors shall appoint one of its members (including an Alternate Director or Corporate Representative) to conduct the meeting and to sign the minutes of the meeting, provided that the said Chairman of the meeting shall not have an additional or casting vote in any vote of the Board of Directors.

30. Convening and Conduct of Meetings of the Board of Directors

30.1 The Board of Directors shall convene as often as the needs of the Company require.

30.2 The Board of Directors shall be convened as follows:

(a) In accordance with a decision of the Chairman of the Board of Directors;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
(b) At the request of two Directors;

(c) In any other case in which there is an obligation by any relevant law or regulation to convene a meeting of the Board of Directors.

30.3 If a meeting of the Board of Directors is convened by the Chairman of the Board of Directors or by a majority of the members of the Board of Directors, the meeting shall be convened no earlier than three (3) business days following delivery of notice of the meeting to all of the members of the Board of Directors, unless the Chairman of the Board of Directors or a majority of the members of the Board of Directors determine that because of the urgent nature of any matter on the agenda, the meeting must be convened within a shorter period of time. In such a case, the meeting shall be convened in the manner which will allow the participation of the maximum number of members of the Board of Directors in the meeting. If a meeting is demanded other than by the Chairman of the Board of Directors or by a majority of the members of the Board of Directors, the meeting shall be convened at such time as the persons authorised to convene the meeting shall determine, in a notice which shall be delivered by them to the members of the Board of Directors, but in any event no earlier than three business days after the date of delivery of the notice

30.4 Subject to the provisions of any law, the agenda for a meeting of the Board of Directors shall be fixed by the persons authorised to convene that meeting. At a meeting of the Board of Directors, only those matters specified in the notice convening the meeting shall be discussed, unless all of the members of the Board of Directors agree to discuss additional matters.

30.5 Meetings of the Board of Directors shall take place at the Offices of the Company, other than in the following circumstances:

(a) If the Company has a Chairman of the Board of Directors, the Chairman of the Board of Directors may decide that a meeting be convened in some other place in Israel.

(b) The Board of Directors may decide to convene a meeting or meetings of the Board of Directors in some other place in Israel and this decision shall prevail over any contrary decision of the Chairman of the Board of Directors (if any).

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
(c) The Board of Directors may, by unanimous agreement, in advance or after the fact, decide to convene a meeting or meetings of the Board of Directors at some place outside Israel.

30.6 The agenda of meetings of the Board of Directors shall be fixed by the Chairman of the Board of Directors and shall include:

(a) matters determined by the Chairman of the Board of Directors;

(b) matters specified by the person at whose request the meeting has been convened;

(c) any matter which a Director or the Managing Director of the Company has requested the Chairman to include on the agenda a reasonable time prior to the convening of the meeting of the Board of Directors.

30.7 The Board of Directors may hold meetings using any means of communication, provided that all of Directors participating can hear one another at the same time, as well as in any other manner permitted by law.

30.8 A quorum for a meeting of the Board of Directors shall be a majority of the members of the Board of Directors present at the start of the meeting.

30.9 The Board of Directors may make a decision without actually convening, provided that all of the Directors entitled to participate in the discussion and vote on the matter brought for decision agree thereto.

30.10 The Chairman of the Board of Directors or his Deputy or the person appointed by the Board of Directors or any person authorised by them shall record minutes of the decisions taken without the convening of the Board of Directors, as mentioned above. The minutes shall be signed by the Chairman of the Board of Directors, or the Chairman of the meeting, as the case may be.

30.11 At a vote of the Board of Directors, each Director shall have one vote.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
30.12 Decisions of the Board of Directors shall be carried by a simple majority of the Directors voting on any matter on the agenda.

30.13 Any action taken by or in accordance with a decision of the Board of Directors or by or in accordance with a decision of a Committee of the Board of Directors or by a Director acting in his capacity as Director shall be valid and effective even if it is subsequently discovered that there was a defect in the appointment of the Directors or the election of the Directors or if all or one of them was disqualified, in each case as if each of the Directors had been lawfully elected and as if he was fully qualified to act as Director, Alternate Director, Corporate Representative or member of the said Committee, as the case may be.

31. Notice of Meetings of the Board of Directors

31.1 A notice of a meeting of the Board of Directors that shall be convened by the Chairman of the Board of Directors, or by a majority of the members of the Board of Directors, may be delivered verbally, by telephone, in writing or by any other means of communication.

31.2 Notice of a meeting of the Board of Directors shall be delivered to each Director. If a Director has appointed an Alternate for himself, notice shall be provided both to the Director and to the Alternate. Notice to a Director which is a corporation shall be delivered to the corporation and to the Corporate Representative.

31.3 The details for a Director appearing in the Register of Directors which the Company maintains or which have been notified to the Company in writing together with a request that these details be used for the purposes of delivery of notices shall be the address and other details of the Director for the purposes of delivery of notices to him.

31.4 A notice convening a meeting of the Board of Directors shall include reasonable particulars of all of the matters on the agenda, as well as the place and time fixed for the meeting.

31.5 All of the Directors may agree to waive prior notice of a meeting of the Board of Directors and the agenda at that meeting.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
32. Authority of the Board of Directors

32.1 The Board of Directors shall set the policy guidelines for the Company and shall supervise the performance and activities of the Managing Director (if one has been appointed). The Board of Directors shall have the powers and authorities necessary, in the opinion of the Board of Directors, in order to carry out its duties fully and efficiently.

32.2 Without prejudice to the generality of the aforesaid, the Board of Directors shall be entitled to use all of its authorities and powers and to carry out any of the actions vested in it by law or by these Articles.

32.3 The Board of Directors may exercise any authority of the Company which has not been delegated by these Articles or by law to the Managing Director or to the General Meeting, and such authority shall be deemed to have been delegated to the Board of Directors by these Articles.

32.4 The power of the Board of Directors shall be subject to the provisions of any law, and to any Article that shall be adopted by the Company in General Meeting, provided that no such Article shall invalidate any action taken prior thereto by the Board of Directors or pursuant to a decision thereof which would have been legally valid but for the adoption of the said Article.

32.5 The General Meeting may assume the authority vested in the Board of Directors (including the authorities vested in the Board of Directors in the absence of a Managing Director) for a specific matter or for a specific period of time.

32.6 For the purpose of exercising the general authorities vested in the Board of Directors and without limiting or restricting in any way whatsoever the said authorities or any of them, it is hereby expressly stated that the Board of Directors shall have the following authorities:

(a) From time to time to appoint one or more persons (whether or not that person is a member of the Board of Directors) as Managing Director or other Officer of the Company, either for a fixed period of time or for an unlimited period of time, and from time to time (bearing in mind the terms of any contract between the Company and such person or persons) to dismiss him or them from office and appoint another person or persons in his or their place.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
(b) Subject to any rule of law, to fix the remuneration of the Managing Director or other Officer from time to time (bearing in mind the terms of any contract between the Company and such person). Such remuneration can be in the form of a fixed salary, payment based on the profits or turnover of the Company or of any other company in which the Company is interested, or by way of participation in such profits, or by way of receipt of securities of the Company, or in one or more of these ways, or in any other manner which the Board of Directors sees fit.

(c) To determine the remuneration of the auditor of the Company (“Auditor”) in respect of the audit.

32.7 For the purpose of setting the policy guidelines for the Company and supervising its activities, any Director may examine the documents and records of the Company and receive copies thereof, examine the assets of the Company and receive professional advice at the expense of the Company if the Board of Directors or the court approves the covering of this expense.

32.8 The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

32.9 The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
33. Committees of the Board of Directors

33.1 The Board of Directors may from time to time establish Committees, appoint the members thereof from among the Directors and determine, subject to the provisions of any law, those authorities of the Board of Directors that shall be delegated to the Committees of the Board of Directors. The Board of Directors may from time to time cancel any delegation of authority as aforesaid, in whole or in part, and cancel any of the Committees of the Board of Directors.

33.2 Each Committee of the Board of Directors must, in exercising its authority, comply with the directions of the Board of Directors.

33.3 Unless the Board of Directors has determined otherwise, meetings, decisions and activities of the Committees of the Board of Directors shall be conducted and convened in accordance with the provisions of these Articles which relate to the convening and conduct of meetings of the Board of Directors, the manner of adopting resolutions and the methods of operation of the Board of Directors, mutatis mutandis.

33.4 Any decision adopted or action taken by any Committee of the Board of Directors shall be equivalent to a decision adopted or action taken by the Board of Directors itself.

PART F: THE MANAGING DIRECTOR AND OFFICERS

34. The Managing Director

34.1 The Board of Directors of the Company must appoint one or more Managing Directors for the Company. The Managing Director who is appointed shall have all of the authorities vested in the Managing Director under these Articles.

34.2 The Managing Director is responsible for the day-to-day management of the affairs of the Company within the framework of the policies set down by the Board of Directors and subject to their directions.

34.3 The Managing Director shall have full managerial and operational authority to carry out all of the activities which the Company may carry on by law and under these Articles and which have not been vested by law or by these Articles of Association in any other organ of the Company. The Managing Director shall be subject to the supervision of the Board of Directors.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
34.4 The Managing Director shall be entitled to enter into transactions in the name of the Company other than Extraordinary Transactions. Any Extraordinary Transaction to which the Company is a party is subject to any approval necessary by law for the purpose of giving effect to that transaction, and in any event is subject to the approval of the Board of Directors. Such transaction shall not be valid unless approved in accordance with this Article.

34.5 The Managing Director may, with the approval of the Board of Directors, delegate his authority to another person who is subordinate to him.

34.6 The Board of Directors may decide to transfer the authority vested in the Managing Director to the Board of Directors, in a specific instance or for a specific period of time.

34.7 The Board of Directors may direct the Managing Director how to act in a specific matter. If the Managing Director does not comply with the direction, the Board of Directors may exercise the authority necessary to carry out the direction in his place.

34.8 The Board of Directors may exercise the authorities of the Managing Director if the Managing Director is incapable of performing them.

34.9 The General Meeting may assume for itself the authorities vested in the Managing Director or transfer these authorities to the Board of Directors, for a specific matter or for a specific period of time.

35. Secretary

The Board of Directors may appoint a Secretary for the Company and determine his duties and authorities. The Secretary, if appointed, shall be responsible to the Board of Directors and shall report to it.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
36. Personal Interest in Transactions of the Company

Any transaction which is not an Extraordinary Transaction and which is (i) a transaction with an Officer or (ii) a transaction of the Company with another person in which an Officer has a personal interest shall be subject to the approvals that are required under the Companies Law.

37. Insurance, Release and Indemnification of Officers

37.1 The Company may, from time to time and subject to any provision of law, enter into an agreement to insure against any liability on the part of an Officer in whole or in part, that may be imposed upon him as a result of an action carried out while an Officer in each of the following cases:

(a) breach of duty of care towards the Company or towards another person;

(b) breach of fiduciary duty towards the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that the action would not harm the interests of the Company;

(c) a monetary liability imposed upon him in favour of a third party.

37.2 Subject to the provisions of any law, the Company may indemnify an Officer in respect of a liability or expense which is imposed upon him as a result of an action taken in his capacity as an Officer of the Company:

(a) Monetary liability imposed on him in favour of a third party by a judgment, including a settlement or a decision of an arbitrator which is given the force of a judgment by court order;

(b) Reasonable litigation expenses, including legal fees, which the Officer has expended or is obliged to pay by the court, in proceedings commenced against him by the Company or in its name or by any other person, or pursuant to criminal charges of which he is acquitted or criminal charges pursuant to which he is convicted of an offence which does not require proof of criminal intent;

37.3 The Company may, following receipt of shareholders consent, undertake in advance to indemnify an Officer of the Company, as detailed in Section 37.2 (a) and (b) above, provided that the undertaking is limited to the kinds of events which in the opinion of the Board of Directors can be anticipated at the time of giving the indemnification undertaking, and for an amount which the Board of Directors has determined is a reasonable amount in the circumstances;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
Without the prejudice to the provisions of the preceding paragraph, the Company may indemnify an Officer after the occurrence of the event which is the subject of the indemnity.

37.4 The Company may, following receipt of shareholders consent, release an Officer in advance from liability, in whole or in part, for damage suffered as a result of breach of duty of care of the Officer towards the Company.

37.5 The above-mentioned provisions are not intended and shall not in any way limit the Company in its ability to enter into any contract of insurance or to grant a release from liability or an indemnity:

(a) in connection with a person who is not an Officer, including employees, contractors or consultants of the Company who are not Officers;

(b) in connection with Officers - to the extent that the insurance, release or indemnity is not prohibited by law.

37.6 The provisions of this Article shall apply to a Corporate Representative and an Alternate Director.

38. Signature in the Name of the Company

The signature rights in the name of the Company shall be determined by the Board of Directors of the Company, generally, for a class of matters or for a specific matter. Any signature in the name of the Company shall be accompanied by the name of the Company. The authorised signatories do not necessarily have to be Directors of the Company.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
PART G: MINUTES, REGISTERS AND BOOKS OF ACCOUNTS

39. Minutes

39.1 The Board of Directors shall ensure that records of the following matters are duly maintained in books that shall be prepared for this purpose:

(a) The names of members of the Board of Directors who are present at any meeting of the Board of Directors and at any meeting of a Committee of the Board of Directors (including any decision of the Board of Directors or of its Committees which is adopted without actually convening).

(b) The names of the shareholders participating in any General Meeting.

(c) The instructions given by the Board of Directors to the Committees of the Board of Directors.

(d) The proceedings at General Meetings, meetings of the Board of Directors, and meetings of Committees of the Board of Directors, including decisions adopted without actually convening these meetings.

39.2 Any minute of a meeting of the Board of Directors or of any Committee of the Board of Directors or of the General Meeting of the Company which purports to be signed by the chairman of the meeting or by the chairman of the next following meeting shall be prima facie evidence of the matters stated therein.

39.3 The Company shall maintain the records referred to in this Part G as required by law.

39.4 The minute book of General Meetings shall be open to inspection by the shareholders of the Company at all reasonable times, and a copy thereof shall be sent to any shareholder who requests this, subject to the procedures that the Board of Directors may specify from time to time regarding the times at which the minute book is open for inspection (including periods during which the minute book will be closed), regarding the authentication of the identity of the shareholder, and regarding any fee to be paid for inspection or delivery as aforesaid.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
40. Books and Registers of the Company

40.1 The Managing Director shall comply with all of the provisions of the Companies Law in connection with registering charges and in connection with maintaining the Register of Directors, the Shareholders Register, any additional Share Register, a Register of Substantial Shareholders and a Register of Charges.

40.2 Each book, register and registration that the Company must maintain in accordance with the provisions of the Companies Law or these Articles shall be made in regular books or by electronic means, as the Managing Director shall determine, provided that the persons entitled to inspect them are able to receive copies of the documents.

40.3 The Company may, bearing in mind the provisions of the Companies Law and any other law, maintain in any other State a register or registers of shareholders who live in that other State, and exercise all of the authorities mentioned in the Companies Law in connection with these registers, subject to the authority of the Minister of Justice to enact rules in connection with the administration of theregister.

40.4 If the Company elects to maintain an additional Share Register outside Israel, it must indicate in the Register the number of shares that are registered in the additional Share Register, and the numbers of those shares if the shares are numbered.

40.5 The Company may close the Register and any other register which the Company maintains or shall maintain (whether by law, by agreement or at the election of the Company) in connection with any security of the Company, as the case may be, for such period of time as the Board of Directors shall see fit, but no longer than for 30 Business Days in any year.

40.6 Subject to any provisions of law, the Company may determine a record date for the purposes of entitlement to receive invitations to General Meetings, and to participate and vote thereat, provided that this date shall not be more than 21 Business Days before the date set for the General Meeting. In addition, subject to any provisions of law, the Company may determine a record date for the purpose of entitlement to dividends and with respect to share and right offerings,provided that this date shall not be more than 21 Business Days before the date set for the General Meeting.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
40.7 The Company may destroy any request for entering any change in the Register six years after the date of the change in the Register, and there shall be a prima facie assumption that all requests for changes in the Register were valid and that any action taken by virtue or as a result thereof was lawfully taken.

41. Information and Documents

41.1 All information and documents belonging to the Company shall be maintained at the Office or at such other place or places as the Board of Directors shall see fit, and shall be open for the inspection of the Directors, subject to the directions and internal procedures which the Chairman of the Board of Directors shall lay down in connection with the inspection of documents.

41.2 A shareholder shall not be entitled to receive any information or documents of the Company other than the documents and information which shareholders are lawfully entitled to receive, unless the Board of Directors or the General Meeting decides otherwise.

41.3 The Company shall maintain accounts and prepare financial statements as required by law. The financial statements shall be approved by the Board of Directors and signed in its name.

41.4 Copies of the financial statements shall be sent to all persons entitled to receive them no later than fourteen (14) Business Days before the date for the Annual Meeting.

41.5 Subject to any provision of law, the Company may determine the manner and form in which documents which shareholders are entitled to inspect are presented to them, and may decide that copies of documents be provided against payment.

PART H: AUDIT

42. Auditor

42.1 At least once in each year, the financial statements of the Company shall be audited by an auditor or auditors who will express their opinion as to the financial statements.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
42.2 The Company shall appoint at the Annual Meeting an auditor or auditors to act in this capacity until the following Annual Meeting, but the General Meeting may appoint an auditor to serve in this capacity for a longer period of time, not extending beyond the end of the third Annual Meeting after the appointment.

42.3 Subject to the provisions of the Companies Law, any act of the auditors of the Company shall be valid with regard to any person acting in good faith with the Company, notwithstanding any defect in the appointment or qualification of the auditor.

42.4 The fees of the auditor for the audit and for any additional services of the auditor that are not within the scope of the audit shall be determined by the Board of Directors. The Board of Directors shall report to the annual meeting the fees of the auditor which the Board of Directors shall settle for the audit.

PART I: RESERVES, DISTRIBUTIONS, BONUS SHARES AND REDUCTION OF CAPITAL

43. Reserves

43.1 The Board of Directors may at any time allocate such amounts as it sees fit to a reserve for the distribution of dividends, the distribution of bonus shares, for the acquisition of shares in the Company or for any other purpose as it sees fit. Likewise, the Board of Directors may direct the management of and the uses to which any reserve or part thereof is put, including using of any reserve or part thereof for the business of the Company, without need to maintain such amount separate from the remaining assets of the Company.

43.2 The Board of Directors may transfer from time to time sums which have been set aside as a reserve as aforesaid to the Surplus Account.

43.3 The Board of Directors may from time to time, subject to the provisions of any law and the provisions of these Articles, change the purpose for which any capital reserve has been designated or the manner in which they are managed, to combine or split reserves and to transfer the amount of any capital reserve to the Surplus Account or to any other account in the accounting records of the Company. Notwithstanding the aforesaid, the Board of Directors may not transfer any amount from the share premium account other than to share capital of the Company or for the purposes of a reduction of capital.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
44. Distribution of Dividends and Bonus Shares

44.1 Each share, unless otherwise provided in the terms of issue of that share, shall entitle its holder to receive dividends and bonus shares if and when these are distributed, proportionate to the nominal value of shares which are paid up or deemed to be paid up, without taking into account any premium paid in respect thereof.

44.2 A decision regarding a distribution (as defined in the Companies Law) shall be taken by the Board of Directors. However, the Board of Directors may make a distribution conditional upon the approval of the General Meeting by a simple majority or by a greater majority, as the Board of Directors shall see fit.

44.3 Unless the Board of Directors decides otherwise, the Company shall not pay interest on dividends, including dividends which are paid after the date set for payment for whatever reason. The Board of Directors may decide from time to time in its absolute discretion, with regard to the payment of a specific dividend or class of dividends, to pay linkage differentials in respect of dividends paid after the date set for payment, based on a consumer price index or a rate of exchange of any foreign currency.

44.4 A dividend may be paid, in whole or in part, by way of distribution of assets of any kind. A distribution of assets as aforesaid shall be made by transfer, assignment, transfer of title, grant of a contractual or proprietary right or in any other manner as the Board of Directors shall direct.

44.5 If the Board of Directors decides to distribute a dividend, in whole or in part by way of an allotment of shares in the Company to those shareholders entitled to the dividend at a price lower than the nominal value of those shares, the Company shall convert to share capital a portion of its profits in respect of which the dividend has been distributed equal in amount to the difference between the nominal value of the said shares and the price paid therefor.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
44.6 The Board of Directors may decide from time to time that all or part of the balance in the Surplus Account, the balance in the share premium account, the balance of any capital reserve that stands in credit or any other reserve included within the equity of the Company shall form part of the share capital of the Company and shall be considered to be payment in full for bonus shares of such class and number as the Board of Directors shall determine (in such amount, being not less than the nominal value of the shares, as the Board of Directors shall direct). The said bonus shares shall be allotted without payment to the shareholders of the Company who would have been entitled to receive the amount converted to share capital for the purpose of distribution of the bonus shares if that amount had been distributed by way of cash dividend and in the same proportion.

44.7 The Board of Directors may from time to time transfer to the holders of securities issued by the Company that are convertible into shares of the Company bonus shares or dividends that the Company shall distribute as if the said securities had been converted into shares prior to the distribution in question, in each case subject to the terms of issue of the said securities.

The Board of Directors may make any arrangements and take any actions necessary for the efficient and speedy implementation of the provisions of this Article, to determine the rights which the holders of convertible securities shall receive and the manner in which they shall receive these rights, and to carry out any adjustment necessary to the rights of the holders of the said securities as a result of any distribution of dividends or bonus shares or rights, and to exercise any authority granted to the Board of Directors in connection with the distribution of a dividend or bonus shares or rights to the shareholders in the Company, mutatis mutandis - all in the absolute discretion of the Board of Directors.

44.8 In order to implement any decision regarding the distribution of a dividend or bonus shares or in connection with the acquisition of securities of the Company, the Board of Directors may:

(a) resolve any difficulty that arises in connection with the aforesaid distribution as it sees fit, and take any steps that it deems appropriate in order to overcome such difficulty;

(b)  issue certificates for partial shares or to decide that shares in the Company which entitle the holder thereof to partial shares in an amount lower than the level fixed by the Board of Directors shall not entitle the holder to participate in that distribution, or to sell the partial shares and to pay the net proceeds of sale (after deduction of the expenses of sale and any tax that shall be payable in respect of the sale) to the persons entitled thereto;

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
(c) sign or appoint a person to sign on behalf of the shareholders on any contract or other document required for the purpose of implementing a distribution, and in particular the Board of Directors shall be entitled to sign or appoint another person who shall be entitled to enter into and sign a written document as required by the Companies Law, and this contract shall bind the Company and the shareholders;

(d) effect any arrangement which is, in the opinion of the Board of Directors, necessary in order to enable or facilitate the distribution or other arrangement.

44.9 The Board of Directors may appoint a trustee or trustees ("the Trustee") for shareholders who for a period of time that shall be determined by the Board of Directors have not applied to the Company in order to receive dividends, bonus shares or any other right (together "the Benefit") which the Company has issued or distributed to its shareholders in their capacity as such. Any action taken by the Trustee, and any agreement between the Board of Directors and the Trustee shall be valid and shall bind the shareholders in connection with the Benefit to which they are entitled and for which the Trustee has been appointed.

44.10 The Trustee shall be appointed for the purpose of exercising, collecting, receiving or depositing the Benefit, but the Trustee shall not be entitled to transfer the Benefit or part thereof or to grant any right in the Benefit or to make any use thereof and the Trustee shall not be entitled to vote in respect of any securities of the Company which are included in the Benefits.

44.11 The Trustee shall transfer the Benefit, including any income arising thereon, less the Trustee's fee as settled by the Board of Directors, to the shareholders entitled to the Benefit as soon as possible after he receives the first written demand from the shareholders, subject to authentication of the identity of any shareholder and details of the Benefit to which he is entitled, in accordance with procedures that the Board of Directors shall lay down.

44.12 The Board of Directors may determine from time to time the manner of payment of the dividends or the distribution of bonus shares and the arrangements therefore for each class of shareholder. Without prejudice to the generality of the aforesaid, the Board of Directors may pay all dividends or monies due in respect of shares by sending cheques in the mail, via telegraphic transfer or secure electronic media, and if the Benefit is, in whole or in part, an asset or a right, by sending by mail any document confirming or creating the said right, to the address of the shareholder as appearing in the Register. Any cheque or document sent as aforesaid shall be dispatched at the risk of the shareholder.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
44.13 The Board of Directors may decide that bonus shares shall be of the same class of shares as those shares which entitle the holders thereof to participate in the distribution of bonus shares, or that all bonus shares shall be of a single class which shall be distributed to all persons entitled thereto without taking into account the class of shares which they hold, or that bonus shares be a combination of classes of shares.

44.14 The transferee of any shares shall not be entitled to any dividend or any other distribution which has been declared in respect of those shares after the date of transfer but before registration of the transfer in the Register, and in the event of the transfer of shares which is subject to the approval of the Board of Directors, before the date of said approval.

44.15 If the payment of the dividend is not demanded within twelve (12) years from the date of the decision to distribute that dividend, the person entitled thereto shall be deemed to have waived the dividend, and ownership thereof shall return to the Company.

44.16 The Board of Directors may deduct from any dividend, distribution or other monies which are to be paid to a shareholder (including to a person who is one of the joint holders of a share) any amounts due from such a person to the Company (either by that person alone jointly with another person) in respect any indebtedness which the shareholder owes to the Company in his capacity as shareholder.

44.17 If there are a number of persons registered as joint holder of a share, each one may give a valid receipt to the Company for any dividend or bonus share which is paid or transferred in respect of that share or in respect of any consideration which the Company shall pay for acquiring that share and for any other monies or Benefit given in respect of that share or as a result thereof.

45. The Distribution that does not Satisfy the Profit Test

The Board of Directors may from time to time and subject to the approvals required by law make a distribution which does not satisfy the Profit Test (as defined in the Companies Law) provided that it is satisfied that there is no reasonable concern that the distribution will result in the Company being unable to pay its existing and foreseeable debts as they fall due.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
46. Acquisition of Securities of the Company by the Company Itself

Decisions regarding the acquisition of the securities which have been issued by the Company and the manner in which these securities shall be dealt with by the Company shall rest with the Board of Directors.

PART J: LIQUIDATION, MERGER AND REORGANISATION

47. Liquidation

47.1 Subject to the provisions of Section 319 (1) of the Companies Ordinance, the General Meeting may adopt a resolution for the winding up of the Company, provided that the resolution is passed by the majority required by law, and in the absence of any legal requirement for a specific majority, by the majority required in accordance with these Articles.

47.2  If the Company is wound up and the assets available for distribution among the shareholders are not sufficient for payment in full of the paid up share capital of the Company, the assets shall be distributed, as far as possible, so that the shareholders will bear the losses proportionately to the share capital paid or that should have been paid by the commencement of the winding up, and the number of shares held by the shareholders.

47.3 If the Company is wound up and the assets available for distribution among the shareholders are more than sufficient for payment in full of the paid up share capital at the time of commencement of the winding up, the surplus shall be distributed among the shareholders proportionately to the share capital paid or that should have been paid by the commencement of the winding up, and the number of shares held by the shareholders. This Article shall not affect the rights of holders of any shares issued with special rights

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
47.4 For the purposes of the distribution of the assets of the Company at the time of a liquidation, no account shall be taken of any payments that have been made by way of share premium.

47.5 If the Company is wound up, by way of voluntary liquidation or otherwise, the liquidators may, if the approval of the General Meeting is given with the majority required by law, and in the absence of any legal requirement for a specific majority by the majority required by these Articles, distribute any portion of the assets of the Company among the shareholders in specie, and the liquidators may, subject to receiving approval as aforesaid, deposit any part of the assets of the Company with trustees upon trust for the benefit of the shareholders. A General Meeting that approves any distribution as aforesaid may also approve a distribution in a manner other than in accordance with the legal rights of the shareholders and may grant special rights to any class of shareholders, provided that if a resolution is adopted authorising any distribution other than in accordance with the legal rights of the shareholders, a shareholder who has been harmed thereby shall have the right to object, in the same manner as if the resolution had been adopted by the majority required in Section 334 of the Companies Ordinance.

48. Reorganization

In the event of the sale of the assets of the Company, the Directors (or the liquidators in the event of the liquidation, if they have been so authorised by a resolution passed by the General Meeting with the majority required by law) may receive fully paid or partly paid shares, debentures or any other security interests of another company, Israeli or foreign, whether existing or being established for the purpose of acquiring all or part of the assets of the Company. The Board of Directors or the liquidators may distribute in specie such shares or debentures or security interests or any other property of the Company among the shareholders without realizing the same or may deposit them on trust on behalf of the shareholders. Any decision of the General Meeting as aforesaid may direct the distribution of cash, shares or other security interests, rights or property in a manner other than in accordance with the legal rights of the shareholders (or participants in the Company) and may determine the value of any asset of the Company at such price and in such manner as the General Meeting shall direct. All of the shareholders (or participants) shall accept the valuation or distribution approved as aforesaid and shall waive their existing rights other than in the event that the Company is about to enter into liquidation or is in the process of being wound up, and the legal rights (if any) under the Companies Ordinance or the Companies Law, as the case may be, cannot be varied or cancelled by the provisions of this Article.

XTL BIOPHARMACEUTICALS LTD. - ARTICLES OF ASSOCIATION
49. Presumption of Delivery of Notices

49.1 Unless otherwise expressly stated in these Articles, notices to be served under these Articles or in connection therewith shall be in writing and signed by the person serving the notice.

49.2 (a) A notice shall be sent by the Company by mail to the addressee at the address registered with the Company, and shall be deemed to have been received by an addressee, with an address in Israel, unless proven otherwise, within 48 hours of delivery of the notice by the Company to the mail, and within three (3) days to an address outside of Israel.

(b) A notice that is hand-delivered by the Company to an addressee at the address registered with the Company shall be deemed to have been received at the time of delivery to the addressee or at the time of deposit in the post box of the addressee.

(c) A notice that is sent by the Company by facsimile, by electronic mail, via an internet site or other similar electronic means shall be deemed to have been received by shareholders at the time of transmission unless the notice is transmitted on a day which is not a Business Day in which case it shall be deemed to have been received on the next following Business Day.

49.3 Confirmation of an Officer of the Company regarding the date and manner of delivery of a notice on behalf of the Company in accordance with or relating to these Articles shall be prima facie evidence of the facts stated therein.